SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          _____________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 21, 2003


                              PACKETPORT.COM, INC.
               (Exact Name of Registrant as Specified in Charter)





             Nevada                     0-19705                  13-3469932
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
        of Incorporation)                                    Identification No.)





                   587 Connecticut Ave., Norwalk, CT    06854-0566
               (Address of Principal Executive Offices) (ZIP Code)





       Registrant's telephone number, including area code: (203) 831-2214



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     Packetport.com, Inc. ("the Company") is presently negotiating the sale of its soft switch and gateway technology along with certain fixed assets related thereto. The present market for soft switch and gateway products is very competitive, which is why the Company is seeking to sell these assets. Management has determined that the future business focus of the Company will be the manufacture and sale of customer premises internet protocol (IP) telephone products and providing ancillary services to customers pursuant to a license agreement now being negotiated. The decision to sell the assets related to the companies soft switch and gateway technology if consummated should result in a substantial cash infusion as well as other consideration which management believes should then enable the company to continue its operations and focus on a segment of the IP telephony industry in which the company believes it can compete.


                         [Signature on following page.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PACKETPORT.COM, INC.




                                    By:  /s/ RONALD A. DURANDO
                                         ---------------------
                                          Ronald A. Durando
                                          President and Chief Executive Officer

Date:  March 21, 2003